UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2003

Commission file number: 001-14319

RESOURCE BANKSHARES CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	54-1904386
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3720 Virginia Beach Blvd., Virginia Beach, Virginia 23452

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 757-463-2265

Item 9.    Regulation FD Disclosure

Item 12.    Results of Operation and Financial Condition

The press release of Resource Bankshares Corporation dated April 21, 2003, is furnished to the Securities and Exchange Commission under both Item 9 and Item 12 of this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Bankshares Corporation

By:	/s/ LAWRENCE N. SMITH

Lawrence N. Smith Chief Executive Officer

RESOURCE BANKSHARES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

(Unaudited)

ASSETS	March 31 2003	December 31 2002	March 31 2002

Cash and cash equivalents	$7,384	$13,399	$5,878
Securities held to maturity	125,399	108,650	—
Securities available for sale	21,894	21,191	129,816
Funds advanced in settlement of mortgage loans	81,326	111,113	46,228
Loans receivable, net	464,898	427,735	381,061
Real estate owned	75	—	51
Other assets	36,133	33,079	26,923

Total assets	$737,109	$715,167	$589,957

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

Deposits	$512,019	$516,449	$397,843
Federal funds purchased and securities sold under agreements to repurchase	46,401	32,347	28,608
Advances from Federal Home Loan Bank	96,000	105,000	114,000
Capital Trust borrowings	16,200	16,200	14,200
Other liabilities	14,650	13,004	6,928

Total liabilities	$685,270	$683,000	$561,579

STOCKHOLDERS' EQUITY

Common stock, $1.50 par value, authorized 6,666,666 shares, issued and outstanding: March 31, 2003—3,979,167; December 31,2002—3,027,461; March 31, 2002—3,111,961	$5,969	$4,541	$4,668
Additional paid in capital	31,035	14,230	15,919
Retained earnings	14,440	12,758	9,004
Accumulated other comprehensive gain (loss)	395	638	(1,213)

Total stockholders' equity	$51,839	$32,167	$28,378

Total liabilities and stockholders' equity	$737,109	$715,167	$589,957

RESOURCE BANKSHARES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three months ended March 31
	2003	2002
Interest income	$9,634	$8,169
Interest expense	4,509	4,981

Net interest income	5,125	3,188
Provision for loan losses	150	70
Noninterest income	7,214	5,095
Noninterest expense	9,065	6,416

Net income before income taxes	3,124	1,797
Income tax expense	921	519

Net income	$2,203	$1,278

Basic earnings per common share	$0.65	$0.41

Diluted earnings per common share	$0.61	$0.39

Book value per share	$13.02	$9.12

Return on average assets	1.24%	0.91%

Return on average equity	22.88%	17.98%

Average basis common shares issued	3,404,991	3,103,011

Average diluted shares issued	3,589,259	3,291,151

Dividends declared per common share	$0.17	$0.14

Non earning assets (non-accruals and other real estate owned)	$525	$456

Net overhead ratio	1.04%	0.94%

Financial Margin (TE)	3.16%	2.50%

Average earning assets	$670,827	$531,773

RESOURCE BANKSHARES CORPORATION

(Unaudited)

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2002
	Average Balance(1)	Interest	Yield/ Rate(2)	Average Balance(1)	Interest	Yield/ Rate(2)
Assets
Interest-earning assets:
Securities (3)	$133,091	$2,212	6.74%	$120,092	$2,094	7.07%
Loans (4)	444,318	5,991	5.47%	361,888	5,293	5.93%
Interest-earning deposits	6,390	19	1.21%	3,991	20	2.03%
Other interest-earning assets (5)	87,028	1,509	7.03%	45,802	857	7.59%

Total interest-earning assets	670,827	9,731	5.88%	531,773	8,264	6.30%
Noninterest earning assets:
Cash and due from banks	13,802			8,865
Premises and equipment	10,295			9,186
Other assets	21,737			17,223
Less: Allowance for loan losses	(5,043)			(3,699)

Total noninterest earning assets	40,791			31,575

Total assets	$711,618			$563,348

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Demand/Money Market Accounts	$61,029	$228	1.52%	$84,425	$395	1.90%
Savings	3,954	25	2.56%	4,612	34	2.99%
Certificates of deposit	430,422	2,873	2.71%	292,519	3,221	4.47%

Total interest-bearing deposits	495,405	3,126	2.56%	381,556	3,650	3.88%
FHLB advances and other borrowings	117,382	1,091	3.77%	110,121	1,043	3.84%
Capital debt securities	16,200	292	7.21%	14,200	288	8.11%

Total interest-bearing liabilities	628,987	4,509	2.91%	505,877	4,981	3.99%
Noninterest-bearing liabilities:
Demand deposits	34,176			22,439
Other liabilities	9,942			6,589

Total noninterest-bearing liabilities	44,118			29,028

Stockholders' equity	38,513			28,443

Total liabilities and stockholders' equity	$711,618			$563,348

Interest spread (6)			2.98%			2.31%

Net interest income/net interest margin (7)		$5,222	3.16%		$3,283	2.50%

(1)	Average balances are computed on daily balances and Management believes such balances are representative of the operations of the Company.
(2)	Yield and rate percentages are all computed through the annualization of interest income and expenses versus the average balances of their respective accounts.
(3)	Tax equivalent basis. The tax equivalent adjustment to net interest income was $97 thousand and $95 thousand for the three months ended March 31, 2003 and 2002, respectively.
(4)	Non-accrual loans are included in the average loan balances, and income on such loans is recognized on a cash basis.
(5)	Consists of funds advanced in settlement of loans.
(6)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.
(7)	Net interest margin is net interest income expressed as a percentage of average earning assets.

RESOURCE BANKSHARES CORPORATION

(Unaudited)

	For the period ended March 31
	2003	2002
ASSET QUALITY

Non accrual loans	$450,297	$405,170
Loans 90 days past due	$157,284	$1,268,203
Other real estate owned	$75,263	$50,621
Non accrual loans and OREO/loans and funds advanced	0.10%	0.11%
Net charge-offs	$5,111	$—
Net charge-off ratio (annualized)	0.0037%	n/a
Loan loss provision	$150,000	$70,000
Loan loss reserve	$5,153,787	$3,766,966

MORTGAGE SEGMENT

Retail loan closings	$267,605,396	$183,052,325
Retail mortgage banking income	$6,199,256	$3,877,048
Retail mortgage banking expense	$5,320,515	$3,690,769
Retail mortgage pre-tax income	$878,741	$186,279
Retail mortgage post-tax income	$615,119	$130,395
Retail number of employees	208	185
Commercial mortgage post-tax income	$(25,227)	$(53,012)
Commercial number of employees	10	10

BANKING SEGMENT

Non interest income	$676,454	$1,104,156
Non interest expense	$3,254,389	$2,518,293
Efficiency ratio	53.42%	55.02%
Net overhead ratio	1.49%	1.02%
Financial margin (TE) with deferred fees/costs	3.33%	2.73%
Financial margin (TE) without deferred fees/costs	3.73%	3.31%
Number of employees	126	115

Bank and Mortgage Group
Efficiency ratio	70.90%	74.68%
Net overhead ratio	0.99%	0.94%
Number of employees	344	310